Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certifies, pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Certegy Inc. (the “Company”) for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003	/s/ LEE A. KENNEDY

Lee A. Kennedy Chairman, President and Chief Executive Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CERTEGY INC. AND WILL BE RETAINED BY CERTEGY INC. AND FURNISHED TO THE SECURITIES & EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.